Exhibit 5.1

Simpson Thacher & Bartlett llp
425 lexington avenue new york, ny 10017-3954

telephone: +1-212-455-2000 facsimile: +1-212-455-2502
Direct Dial Number	E-mail Address

February 24, 2026

JPMorgan Chase & Co.
270 Park Avenue

New York, New York 10017

JPMorgan Chase Financial Company LLC

270 Park Avenue

New York, New York 10017

To the Addressees Stated Above:

We have acted as counsel to JPMorgan Chase & Co., a Delaware corporation (the “Company”), and JPMorgan Chase Financial Company LLC, a Delaware limited liability company (the “Subsidiary”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Subsidiary with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to (a) the following securities that may be issued from time to time by the Company after the filing of the Registration Statement: (i) debt securities (the “Company Debt Securities”); (ii) contracts for the purchase and sale of securities issued by the Company (other than equity securities of the Company), a basket of those securities, an index or indices of those securities or any combination thereof, currencies, commodities, or other property (the “Company Purchase Contracts”); (iii) warrants to purchase Company Debt Securities (the “Company Debt Warrants”) and warrants to receive an amount of cash determined by reference to an index or indices (the “Company Index

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Warrants”); (iv) warrants to purchase or sell securities of the Company (other than equity securities of the Company) or a basket of such securities, or any combination of the above (the “Company Universal Warrants,” and, together with the Company Debt Warrants and the Company Index Warrants, the “Company Warrants”); (v) the Company Debt Securities, the Company Purchase Contracts and the Company Warrants or any combination thereof that may be offered in the form of Units (the “Company Units”); and (vi) guarantees of the Company to be issued in connection with the Subsidiary Program Securities (as defined below) (the “Guarantees”) and (b) the following securities that may be issued from time to time by the Subsidiary after the filing of the Registration Statement: (i) debt securities (the “Subsidiary Debt Securities”) and (ii) warrants to receive an amount of cash determined by reference to one or more securities, currencies, currency units, composite currencies, or one or more baskets, indices or other combinations of any of the foregoing (the “Subsidiary Warrants”). The Company Debt Securities, the Company Purchase Contracts, the Company Warrants and the Company Units are hereinafter referred to collectively as the “Company Program Securities.” The Subsidiary Debt Securities and the Subsidiary Warrants are hereinafter referred to collectively as the “Subsidiary Program Securities” and, together with the Guarantees and the Company Program Securities, the “Program Securities.” The Company Program Securities and the Subsidiary Program Securities may be issued and sold or delivered from time to time for an aggregate initial public offering price not to exceed $80,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

The Company Debt Securities will be issued under an Indenture, dated as of May 25, 2001 (as further supplemented from time to time, including by a first supplemental indenture dated as of April 9, 2008, a second supplemental indenture dated as of November 14, 2011, a third

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supplemental indenture dated as of September 24, 2014, a fourth supplemental indenture dated as of December 5, 2014, a fifth supplemental indenture dated as of December 30, 2014 and a sixth supplemental indenture dated as of January 13, 2017, the “Company Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

The Company Purchase Contracts will be issued pursuant to one or more Purchase Contract Agreements (each, a “Company Purchase Contract Agreement”) between the Company and a purchase contract agent named therein.

The Company Debt Warrants will be issued pursuant to one or more debt warrant agreements (each, a “Company Debt Warrant Agreement”) between the Company and a debt warrant agent named therein. The Company Index Warrants will be issued pursuant to one or more index warrant agreements (each, a “Company Index Warrant Agreement”) between the Company and an index warrant agent named therein. The Company Universal Warrants will be issued pursuant to one or more universal warrant agreements (each, a “Company Universal Warrant Agreement”) between the Company and a universal warrant agent named therein. The Company Debt Warrant Agreements, the Company Index Warrant Agreements and the Company Universal Warrant Agreements are hereinafter referred to collectively as the “Company Warrant Agreements.”

The Company Units will be issued pursuant to one or more unit agreements (each, a “Company Unit Agreement”) to be entered into between the Company and a unit agent named therein.

The Subsidiary Debt Securities and the Guarantees relating thereto will be issued under an Indenture, dated as of February 19, 2016 (as supplemented from time to time, the “Subsidiary Debt

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Securities Indenture”), among the Subsidiary, the Company and Deutsche Bank Trust Company Americas, as trustee.

The Subsidiary Warrants and the Guarantees relating thereto will be issued under a Warrant Indenture (the “Subsidiary Warrant Indenture”) to be entered into among the Subsidiary, the Company and Deutsche Bank Trust Company Americas, as trustee.

The Company Indenture, the Company Purchase Contract Agreements, the Company Warrant Agreements, the Company Unit Agreements, the Subsidiary Debt Securities Indenture and the Subsidiary Warrant Indenture are hereinafter referred to collectively as the “Securities Agreements.”

We have examined the Registration Statement, the Company Indenture, the forms of Company Warrant Agreements, the form of Company Unit Agreement, the forms of global securities representing the Company Debt Securities, the forms of warrant certificates representing the Company Warrants, the form of unit certificates representing the Company Units, the Master Agency Agreement, dated as of December 1, 2005 (as amended by the Addendum thereto dated as of October 12, 2006, the Master Addendum, dated as of February 4, 2008, Amendment No. 1 dated as of November 21, 2008 and Amendment No. 2 dated as of November 14, 2011, the “Company Master Agency Agreement”), among the Company and the agents party thereto, the Subsidiary Debt Securities Indenture including the Guarantee contained therein, the form of the Subsidiary Warrant Indenture including the Guarantee contained therein, the forms of global securities representing the Subsidiary Debt Securities, the forms of warrant certificates representing the Subsidiary Warrants, and the Master Agency Agreement, dated as of April 18, 2016 (the “Subsidiary Master Agency Agreement”), among the Company, the Subsidiary and the agents party thereto, each of which is an exhibit to the Registration Statement. In addition, we have

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examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Program Securities, the applicable Securities Agreement (other than the Company Indenture and the Subsidiary Debt Securities Indenture) will have been duly authorized, executed and delivered by the Company and the Subsidiary to the extent a party thereto and will be the valid and legally binding obligation of each party thereto other than the Company and the Subsidiary.

In rendering the opinions set forth below, we have assumed further that the execution, issuance, delivery and performance by the Company and the Subsidiary of each Securities Agreement to which it is a party (a) do not constitute a breach or default under any agreement or instrument which is binding upon the Company or the Subsidiary and (b) comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.       With respect to the Company Debt Securities, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company (the “Company

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Board”) or duly authorized officers of the Company (the Company Board or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of any Company Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, authentication, issuance and delivery of such Company Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the Company Indenture, such Company Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.       With respect to the Company Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Company Board to authorize and approve the issuance and terms of any Company Purchase Contracts and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Company Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Board and otherwise in accordance with the provisions of such agreement the applicable definitive Company Purchase Contract Agreement, such Company Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.       With respect to the Company Warrants, assuming (a) the taking of all necessary corporate action by the Company Board to authorize and approve the issuance and terms of any Company Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Company Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Board and otherwise in accordance with the provisions of such agreement and the applicable definitive Company Warrant Agreement, such Company Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.       With respect to the Company Units, assuming (a) the taking of all necessary corporate action by the Company Board to authorize and approve the issuance and terms of any Company Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, authentication, countersignature issuance and delivery of such Company Units, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Board and otherwise in accordance with the provisions of such agreement, the applicable definitive Company Unit Agreement, such Company Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

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5.       With respect to the Subsidiary Debt Securities, assuming (a) the taking of all necessary limited liability company action by the Board of Managers of the Subsidiary (the “Subsidiary Board”) or duly authorized officers of the Subsidiary (the Subsidiary Board or authorized officers being referred to herein as the “Subsidiary Authorizing Party”) to authorize and approve the issuance and terms of any Subsidiary Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Subsidiary and (b) the due execution, authentication, issuance and delivery of such Subsidiary Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Subsidiary Authorizing Party and otherwise in accordance with the provisions of such agreement and the Subsidiary Debt Securities Indenture, such Subsidiary Debt Securities will constitute valid and legally binding obligations of the Subsidiary enforceable against the Subsidiary in accordance with their terms.

6.       With respect to the Subsidiary Warrants, assuming (a) the taking of all necessary limited liability company action by the Subsidiary Board to authorize and approve the issuance and terms of any Subsidiary Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Subsidiary and (b) the due execution, authentication, issuance and delivery of such Subsidiary Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Subsidiary Board and otherwise in accordance with the provisions of such agreement and the definitive Subsidiary Warrant Indenture, such Subsidiary Warrants will constitute valid and legally binding obligations of the Subsidiary enforceable against the Subsidiary in accordance with their terms.

7.       With respect to the Guarantees, assuming (a) the taking of all necessary corporate action by the Company Authorizing Party to authorize and approve the issuance and terms of any Guarantees and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the due execution, authentication, issuance and delivery, as applicable, by the Subsidiary of the Subsidiary Program Securities underlying such Guarantees, and of the Subsidiary Warrant Indenture in the case of the Guarantees of the Subsidiary Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the Subsidiary Debt Securities Indenture or the definitive Subsidiary Warrant Indenture, as applicable, and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in

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equity or at law) and (iii) an implied covenant of good faith and fair dealing.

In rendering the opinions set forth above, we have assumed that under the law of any jurisdiction in whose currency (or whose currency is a component currency of a composite currency in which) any Program Securities are denominated or payable, if other than in U.S. dollars, (A) no consent, approval, authorization, qualification or order of, or filing or registration with, any governmental agency or body or court of such jurisdiction is required for the issuance or sale of the Program Securities by the Company or the Subsidiary and (B) the issuance or sale of the Program Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court of such jurisdiction.

We note that (i) a New York State statute provides that, with respect to a foreign currency obligation, a New York State court shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court sitting in New York State may award a judgment based in whole or in part in U.S. dollars, provided that we express no opinion as to the rate of exchange that such court would apply.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act. We expressly disclaim coverage of any other Delaware law, except judicial decisions interpreting the Delaware General Corporation Law and the Delaware Limited Liability Company Act, as applicable.

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We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP